Exhibit 99.1

PPT VISION, INC.                   For more information contact

12988 VALLEY VIEW ROAD             Joseph C. Christenson

EDEN PRAIRIE, MN  55344 USA        President and Chief Financial Officer

TELEPHONE 952 996 9500             e-mail: ir@pptvision.com

FACSIMILE 952 996 9501             www.pptvision.com

                                  NEWS RELEASE

         PPT VISION REPORTS FIRST QUARTER FISCAL 2006 FINANCIAL RESULTS
                      ANNOUNCES $400,000 PRIVATE PLACEMENT

MINNEAPOLIS, February 21, 2006/PR Newswire/--PPT Vision, Inc. (OTCBB: PPTV.OB) today announced financial results for the first quarter ended January 31, 2006. Revenues for the first quarter of fiscal year 2006 were $1,582,000, which represents an increase of 4% compared to revenues of $1,525,000 for the same period in fiscal 2005. The Company's net loss from continuing operations for the first quarter of fiscal year 2006 was $204,000 or $0.07 per share compared to a net loss from continuing operations in the first quarter of fiscal 2005 of $546,000 or $0.18 per share.

The Company also closed on a $400,000 private placement of common stock on February 17, 2006 in an effort to further strengthen its balance sheet and provide for future working capital requirements. The private placement was funded by the Company's current largest shareholder, Mr. Peter R. Peterson. In the private placement, the Company issued 800,000 shares of common stock at a price of $0.50 per share.

"Our first quarter represented a big step in the right direction for PPT VISION in that IMPACT(TM) unit volume increased 15% and IMPACT dollar sales increased by 20% in comparison to last year's first quarter," stated Mr. Joe Christenson, President of PPT VISION. "Furthermore our gross margin improved 3% reflecting the sales mix shift to our higher margin IMPACT product line and our operating expenses declined by over $200,000 as a result of our restructuring implemented last year. Our IMPACT product line is continuing to gain positive sales traction as a result of our customer driven product development efforts and our focus on supporting and building up our growing global network of industrial automation distribution and integration partners. Although our first quarter loss narrowed substantially in comparison to the prior year's first quarter, we will not be satisfied with our performance until we are consistently demonstrating profitability for all the stakeholders in PPT VISION," concluded Mr. Christenson.

CONFERENCE CALL

The Company has scheduled a conference call for 10:00 a.m. CST on Tuesday, February 21, 2006. In the conference call, the Company will discuss the results for the recent quarter and expectations with respect to future performance. The dial-in number to participate in the call is: 877-407-8214. It will also be broadcast live over the Internet by World Investor Link's Vcall. To listen live, go to www.vcall.com.

A digitized replay of the first quarter conference call will be available beginning the afternoon of February 21(st) and until 11:59 p.m. (Eastern) on February 28(th). To access the replay please use the following numbers:
U.S. = 877-660-6853 or International = 201-612-7415. The replay passcodes are:
Account #1628 and Conference ID # 192494. The full conference call will also be available for replay at www.vcall.com.

                                      ####

ABOUT PPT VISION

PPT VISION, Inc. ("the Company") designs, manufactures, and markets camera-based intelligent systems for automated inspection in manufacturing applications. The Company's products, commercially known as machine vision systems, enable manufacturers to realize significant economic paybacks by increasing the quality of manufactured parts and improving the productivity of manufacturing processes. The Company's machine vision product line is sold on a global basis to end-users, system integrators, distributors and original equipment manufacturers (OEM's) primarily in the electronic and semiconductor component, automotive, medical device, and packaged goods industries. The Company's Common Stock trades on OTC Bulletin Board under the symbol PPTV.OB. For more information, please see the PPT VISION, Inc. web site at www.pptvision.com.

FORWARD LOOKING STATEMENTS

The discussion above contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's expectations, beliefs, intentions and strategies regarding the future. Forward-looking statements include, without limitation, statements regarding the extent and timing of future revenues and expenses and customer demand. All forward-looking statements included in this document are based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statements.

The Company's actual results are subject to risks and uncertainties and could differ materially from those discussed in the forward-looking statements. These statements are based upon the Company's expectations regarding a number of factors, including the Company's ability to obtain additional working capital if necessary to support its operations, the success of the Company's new IMPACT machine vision micro-system, changes in worldwide general economic conditions, cyclicality of capital spending by customers, the Company's ability to keep pace with technological developments and evolving industry standards, worldwide competition, and the Company's ability to protect its existing intellectual property from challenges from third parties. A detailed description of the factors that could cause future results to materially differ from the Company's recent results or those projected in the forward-looking statements are contained in the section entitled "Description of Business" under the caption "Important Factors Regarding Forward-Looking Statements" contained in its filing with the Securities and Exchange Commission on Form 10-KSB for the year ended October 31, 2005 and other reports filed with the Securities and Exchange Commission.

                                      ####

PPT VISION, Inc.
CONDENSED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except share and per share data)

                                                              THREE MONTHS ENDED
                                                                   JANUARY 31,
                                                          ---------------------------
                                                              2006           2005
                                                          ------------   ------------
Revenue                                                   $      1,582   $      1,525
Cost of sales                                                      702            729
                                                          ------------   ------------
Gross profit                                                       880            796

OPERATING EXPENSES:
      Sales and marketing                                          559            686
      General and administrative                                   236            291
      Research and development                                     329            374
                                                          ------------   ------------
Total operating expenses                                         1,124          1,351
                                                          ------------   ------------
Interest and other income                                           40              9
                                                          ------------   ------------
LOSS FROM OPERATIONS
      Loss from continuing operations                             (204)          (546)
      Loss from discontinued operations                              -            (64)
                                                          ------------   ------------
Net loss                                                  $       (204)  $       (610)
                                                          ============   ============
BASIC AND DILUTED LOSS PER SHARE:
      Loss from continuing operations                     $      (0.07)  $      (0.18)
      Loss from discontinued operations                   $          -   $      (0.02)
                                                          ------------   ------------
   Net loss                                               $      (0.07)  $      (0.20)
                                                          ============   ============
Shares used to compute
  basic and diluted loss per share                           2,998,747      2,995,793

PPT VISION, INC.
CONDENSED BALANCE SHEETS
(In thousands)

                                                           JANUARY 31,   OCTOBER 31,
                                                              2006          2005
                                                          ------------   ------------
                                                          (Unaudited)
                     ASSETS
CURRENT ASSETS
   Cash and cash equivalents                              $        519   $        778
   Accounts receivable, net                                      1,403          1,197
   Inventories                                                     484            490
   Other current assets                                            146            160
                                                          ------------   ------------
         Total current assets                                    2,552          2,625
Fixed assets, net                                                  406            438
Intangible assets, net                                              83             90
                                                          ------------   ------------
         Total assets                                     $      3,041   $      3,153
                                                          ============   ============

              LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable and accrued expenses                  $        673   $        590
   Deferred revenue                                                 17              9
                                                          ------------   ------------
         Total current liabilities                                 690            599
         Total shareholders' equity                              2,351          2,554
                                                          ------------   ------------
         Total liabilities and shareholders' equity       $      3,041   $      3,153
                                                          ============   ============

                                     # # # #